FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina Parker, 312/822-5167	Marie Hotza, 312/822-4278
Jennifer Martinez, 312/822-4142	David C. Adams, 312/822-2183

CNA FINANCIAL ANNOUNCES SECOND QUARTER 2012 RESULTS:
NET OPERATING INCOME OF $152 MILLION, NET INCOME OF $166 MILLION,
OPERATING ROE OF 5.4%
BOOK VALUE PER SHARE OF $45.34,
AN INCREASE OF 2% FROM MARCH 31, 2012
QUARTERLY DIVIDEND OF $0.15 PER SHARE

CHICAGO, July 30, 2012 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter 2012 results, which included net operating income of $152 million, or $0.56 per share, and net income of $166 million, or $0.62 per share. Property & Casualty Operations combined ratio for the second quarter was 101.7%. Book value per share was $45.34 at June 30, 2012, as compared with $44.48 at March 31, 2012 and $42.66 at December 31, 2011.
CNA Financial also announced declaration of a quarterly dividend of $0.15 per share, payable August 29, 2012 to stockholders of record on August 13, 2012.

	Results for the Three Months Ended June 30 (a)		Results for the Six Months Ended June 30 (a)
($ millions)	2012	2011 (b)	2012	2011 (b)
Net operating income	$152	$114	$378	$327
Net realized investment gains	14	10	38	18
Net income from continuing operations	166	124	416	345
Net loss from discontinued operations	—	—	—	(1)
Net income	$166	$124	$416	$344
___________________

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note N of the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2011 for further discussion of this measure.

(b)
The Company has adjusted its previously reported financial information included herein to reflect a retrospective change in accounting guidance for deferred acquisition costs. Financial information included herein gives effect to this adjustment. For the three and six months ended June 30, 2011, the impacts of adopting the new accounting standard were a $2 million and $5 million decrease in Net operating income and Net income, and a $0.01 and $0.02 decrease in Earnings per share. Book value at December 31, 2011 decreased $0.26.

Diluted Earnings Per Share Attributable to Common Stockholders
	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
	2012	2011	2012	2011
Net operating income	$0.56	$0.42	$1.40	$1.21
Net realized investment gains	0.06	0.04	0.14	0.07
Net income from continuing operations	0.62	0.46	1.54	1.28
Net loss from discontinued operations	—	—	—	—
Net income	$0.62	$0.46	$1.54	$1.28
Net operating income for the second quarter of 2012 increased $38 million as compared with the same period in 2011. Net operating income for our core Property & Casualty Operations increased $12 million. These results were driven by lower catastrophe losses and improved non-catastrophe current accident year underwriting results, but offset by lower net investment income. For the second quarter of 2012, catastrophe losses were $44 million after-tax as compared with $65 million after-tax for the same period in 2011. Our Property & Casualty Operations produced second quarter combined ratios of 101.7% and 106.0% in 2012 and 2011. Excluding the impacts of catastrophe losses and development, our combined ratio improved to 101.2% from 103.9% for the same periods. Net operating results increased $26 million for our non-core segments, primarily due to improved results in our long term care and life settlement contracts businesses, as well as a favorable change in estimate related to our allowance for uncollectible reinsurance receivables.
“We are pleased to report continued progress on our strategies to drive margin improvement and growth in our core Property & Casualty Operations,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “We achieved meaningful first half rate increases across our P&C portfolio, which helped drive nearly three points of improvement in our P&C combined ratio excluding catastrophes and prior year development.
“As previously announced, we completed our acquisition of Hardy Underwriting Bermuda Limited for approximately $230 million in early July. A specialized underwriter in the Lloyd's marketplace, Hardy will provide us with a key platform for international growth.”
Pretax net investment income for the second quarter of 2012 decreased $47 million as compared with the same period in 2011, driven by a significant decrease in limited partnership investment results.
Net operating income for the six months ended June 30, 2012 increased $51 million as compared with the same period in 2011. Net operating income for our core Property & Casualty Operations increased $25 million. This increase was primarily driven by lower catastrophe losses, partially offset by lower net investment income. For the six months ended June 30, 2012, catastrophe losses were $62 million after-tax as compared with $101 million after-tax for the same period in 2011. Our Property & Casualty Operations produced combined ratios of 101.8% and 104.0% for the six months ended June 30, 2012 and 2011. Excluding the impacts of catastrophe losses and development, our combined ratio improved to 101.7% from 102.1% for the same periods. Net operating results increased $26 million for our non-core segments, due to the same reasons discussed above in the three month comparison.
Pretax net investment income for the six months ended June 30, 2012 decreased $19 million as compared with the same period in 2011, primarily due to a decrease in limited partnership results, partially offset by higher fixed maturity securities income.

Business Operating Highlights
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.

•
Net written premiums increased $35 million, or 5%, for the second quarter of 2012 as compared with the same period in 2011, driven by increased rate. Average rate increased 5% for the second quarter of 2012, as compared with an increase of 1% for the same period in 2011 for the policies that renewed in each period. Retention of 86% was achieved in each respective period.

•
Net income decreased $8 million and net operating income decreased $9 million for the second quarter of 2012 as compared with the same period in 2011. The decrease in net operating income was primarily due to lower favorable net prior year development and decreased net investment income, partially offset by the inclusion of our Surety business on a wholly-owned basis in 2012.

•
The combined ratio increased 2.2 points for the second quarter of 2012 as compared with the same period in 2011. The loss ratio increased 1.4 points, primarily due to the impact of lower favorable net prior year development, partially offset by an improved current accident year loss ratio.

•	CNA Specialty produced second quarter combined ratios of 94.4% and 92.2% in 2012 and 2011. Excluding the impacts of catastrophe losses and development, the combined ratio in both periods was 99.3%.
CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.

•
Net written premiums increased $9 million, or 1% (5% excluding the impact of First Insurance Company of Hawaii, which was sold in the fourth quarter of 2011), for the second quarter of 2012 as compared with the same period in 2011. Average rate increased 7% for the second quarter of 2012, as compared with an increase of 2% for the second quarter of 2011 for the policies that renewed in each period. Retention of 77% and 79% was achieved in each respective period.

•
Net income and net operating income increased $21 million for the second quarter of 2012 as compared with the same period in 2011. The increase was due to lower catastrophe losses, improved non-catastrophe current accident year underwriting results and increased favorable net prior year development. These favorable impacts were partially offset by decreased net investment income.

•
The combined ratio improved 10.2 points for the second quarter of 2012 as compared with the same period in 2011. The loss ratio improved 7.8 points, primarily due to the impacts of lower catastrophe losses, an improved current accident year non-catastrophe loss ratio and increased favorable net prior year development. The expense ratio improved 2.4 points, primarily due to the impact of a higher net earned premium base.

•
CNA Commercial produced second quarter combined ratios of 108.1% and 118.3% in 2012 and 2011. Excluding the impacts of catastrophe losses and development, our combined ratios were 102.9% and 107.6% for the same periods.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.

•
Net results increased $24 million for the second quarter of 2012 as compared with the same period in 2011. This increase was primarily due to favorable experience in our long term care business and a significant gain related to a benefit on a life settlement contract.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.

•
Net loss decreased $5 million for the second quarter of 2012 as compared with the same period in 2011, primarily due to the $13 million impact of a release of a previously established allowance for uncollectible reinsurance receivables. This favorable impact was partially offset by increased expenses, including expenses related to the Hardy acquisition.

Segment Results for the Three Months Ended June 30, 2012
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$106	$57	$163	$3	$(14)	$152
Net realized investment gains (losses)	6	8	14	3	(3)	14
Net income (loss) from continuing operations	$112	$65	$177	$6	$(17)	$166

Segment Results for the Three Months Ended June 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$115	$36	$151	$(19)	$(18)	$114
Net realized investment gains (losses)	5	8	13	1	(4)	10
Net income (loss) from continuing operations	$120	$44	$164	$(18)	$(22)	$124

Segment Results for the Six Months Ended June 30, 2012
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$238	$196	$434	$(16)	$(40)	$378
Net realized investment gains (losses)	12	15	27	11	—	38
Net income (loss) from continuing operations	$250	$211	$461	$(5)	$(40)	$416

Segment Results for the Six Months Ended June 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$243	$166	$409	$(37)	$(45)	$327
Net realized investment gains (losses)	10	18	28	(2)	(8)	18
Net income (loss) from continuing operations	$253	$184	$437	$(39)	$(53)	$345

Property & Casualty Operations Gross Written Premiums
	Three Months Ended June 30		Six Months Ended June 30
($ millions)	2012	2011	2012	2011
CNA Specialty	$1,186	$1,079	$2,459	$2,209
CNA Commercial	964	965	1,851	1,858
Total P&C Operations	$2,150	$2,044	$4,310	$4,067

Property & Casualty Operations Net Written Premiums
	Three Months Ended June 30		Six Months Ended June 30
($ millions)	2012	2011	2012	2011
CNA Specialty	$718	$683	$1,483	$1,422
CNA Commercial	889	880	1,732	1,708
Total P&C Operations	$1,607	$1,563	$3,215	$3,130

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
CNA Specialty	62.2%	60.8%	64.2%	62.5%
CNA Commercial	72.9%	80.7%	71.8%	77.9%
Total P&C Operations	67.9%	71.3%	68.2%	70.8%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
CNA Specialty	94.4%	92.2%	95.8%	93.6%
CNA Commercial	108.1%	118.3%	107.2%	113.0%
Total P&C Operations	101.7%	106.0%	101.8%	104.0%

CNA Specialty Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	99.3%	99.3%	99.1%	98.5%
Effect of catastrophe impacts	0.4	0.6	0.3	0.5
Effect of development-related items	(5.3)	(7.7)	(3.6)	(5.4)
Combined ratio	94.4%	92.2%	95.8%	93.6%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.9%	107.6%	104.2%	105.1%
Effect of catastrophe impacts	8.0	12.5	5.6	9.5
Effect of development-related items	(2.8)	(1.8)	(2.6)	(1.6)
Combined ratio	108.1%	118.3%	107.2%	113.0%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Combined ratio excluding the effect of catastrophe impacts and development-related items	101.2%	103.9%	101.7%	102.1%
Effect of catastrophe impacts	4.4	6.9	3.2	5.3
Effect of development-related items	(3.9)	(4.8)	(3.1)	(3.4)
Combined ratio	101.7%	106.0%	101.8%	104.0%

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (800) 500-6404, or for international callers, (719) 325-2409. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through August 6, 2012 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 3083042. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Financial Measures
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.
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